Exhibit 99 (a) (1)

CONTACT:	Office of Investor Relations
InvestorRelations@SafetyInsurance.com
617-951-0600, Ext. 4102
www.SafetyInsurance.com

SAFETY ANNOUNCES 2002 YEAR-END RESULTS

Boston, Massachusetts, March 24, 2003.  Safety Insurance Group, Inc. (“Safety”) (NASDAQ:SAFT) is pleased to report results for the first time as a public company.  Please read this release and the attached financial statements and summary of adjusted after-tax operating income carefully, as certain financial figures presented for prior periods may not be directly comparable to recent and/or future results as a consequence of Safety’s purchase by its Senior Management Team with sponsorship by a group of private investors in October 2001 (the “Acquisition”), and the subsequent close of the initial public offering of our common stock on November 27, 2002 (the “IPO”).  Further, the 2001 “successor” period (after the Acquisition) and the 2001 “predecessor” period (prior to the Acquisition) on the attached financials and summary have been combined below for comparative purposes whenever “the year ended December 31, 2001” is referenced.

Year-Ended December 31, 2002 Results

Net income available to common stockholders for the year ended December 31, 2002 was $9.2 million compared to $117.3 million for the year ended December 31, 2001.  Adjusted after-tax operating income (a non-GAAP financial measure that is explained in the attached summary) for the year ended December 31, 2002 was $15.1 million compared to $16.0 million for the year ended December 31, 2001.

Direct written premiums for the year ended December 31, 2002 increased by $44.7 million, or 9.5%, to $516.6 million from $471.9 million for the year ended December 31, 2001. This increase was primarily due to an approximate 5.2% increase in the average written premium per automobile exposure on our private passenger automobile business, a 2.2% increase in our private passenger automobile written exposures, and a 7.6% increase in our commercial automobile written exposures. We also increased our average rates on commercial automobile insurance by 7.2% effective January 1, 2002, and in addition we increased our average rates on homeowners insurance by 9.8% effective February 19, 2002.

Net written premiums for the year ended December 31, 2002 increased by $52.1 million, or 11.2%, to $517.6 million from $465.5 million for the year ended December 31, 2001. This increase was primarily due to increased direct written premiums, and an increase in assumed premiums from Commonwealth Automobile Reinsurers (“CAR”).

Net earned premiums for the year ended December 31, 2002 increased by $42.0 million, or 9.4%, to $489.3 million from $447.3 million for the year ended December 31, 2001. This increase was primarily due to an approximate 4.4% increase in automobile exposures for which we earned premiums in our private passenger automobile business, an increase in assumed premiums from CAR, and the above mentioned increased rates on our private passenger automobile, commercial automobile and homeowners lines.

Investment income for the year ended December 31, 2002 decreased by $1.5 million, or 5.4%, to $26.1 million from $27.6 million for the year ended December 31, 2001.  An increase of $57.5 million or 11.1% in average invested securities and cash (at fair value) to $574.6 million for the year ended December 31, 2002 from $517.1 million for the year ended December 31, 2001 was more than offset by a decrease in net effective yield on our investment portfolio to 4.55% from 5.34% during the same period due to declining interest rates on our investment portfolio.

Net realized investment losses for the year ended December 31, 2002 decreased by $4.7 million to $0.3 million from $5.0 million for the year ended December 31, 2001.

GAAP loss, expense and combined ratios for the year ended December 31, 2002 were 76.7%, 26.3% and 103.0% compared to 78.7%, 26.3% and 105.0% for the year ended December 31, 2001.

Other expenses for the year ended December 31, 2002 increased to $6.3 million from $0 for the year ended December 31, 2001.  Other expenses are comprised of $4.0 million of TJC management fee expense related to services that ceased at the IPO, and $2.3 million of unamortized deferred debt issuance costs related to the Acquisition debt which were expensed upon the closing of the IPO.

Interest expenses for the year ended December 31, 2002 increased by $4.9 million to $7.3 million from $2.4 million for the year ended December 31, 2001.  Interest expenses for 2002 were related to Acquisition debt that was extinguished at the IPO, as well as indebtedness incurred in connection with the IPO.  Interest expenses for 2001 were related to the employee stock ownership plan debt that was extinguished at the Acquisition, as well as indebtedness incurred in connection with the Acquisition.  Primarily as a result of the IPO, we significantly reduced our debt outstanding to $20.0 million at December 31, 2002 from $99.5 million at December 31, 2001.

The Board of Directors approved and declared a $0.07 per share quarterly cash dividend on its issued and outstanding common stock, which was paid on Monday, March 17, 2003, to shareholders of record at the close of business on March 3, 2003.  Safety’s book value per share was $16.07, based on 15,259,991 common shares outstanding at December 31, 2002.

About Safety Insurance Group, Inc.

Safety Insurance Group, Inc. is the parent of Safety Insurance Company and Safety Indemnity Insurance Company, which are Boston, MA, based writers of property and casualty insurance.  Safety is a leading writer of private passenger automobile insurance in Massachusetts.

Additional Information

Press releases, announcements, financial reports, SEC Filings, investor information and other items of interest are available under “Investor Information” on Safety’s web site located at www.safetyinsurance.com.  Safety expects to file its Form 10-K for the year ended December 31, 2002, with the U.S. Securities and Exchange Commission on Monday, March 31, 2003 and urges stockholders to refer to that document for more complete information concerning Safety’s financial results.

Cautionary Statement under “Safe Harbor” Provision of the Private Securities Litigation Reform Act of 1995

 This press release contains, and Safety may from time to time make, written or oral “forward-looking statements” within the meaning of the U.S. federal securities laws. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and other factors, many of which are outside Safety’s control, which could cause actual results to differ materially from such statements.  Important factors that could cause the actual results to differ include, but are not necessarily limited to, our concentration of business in Massachusetts personal lines insurance; our dependence on principal employees; our exposure to claims related to severe weather conditions; and rating agency policies and practices.  For a more detailed description of these uncertainties and other factors, please see Safety’s filings with the U.S. Securities and Exchange Commission.  Forward-looking statements speak only as of the date they are made, and Safety assumes no obligation to update or revise any of them in light of new information, future events or otherwise.

Safety Insurance Group, Inc.

Consolidated Balance Sheets

(Dollars in thousands, except share amounts)

	Successor	Successor
	December 31, 2002	December 31, 2001
Assets
Investment securities available for sale:
Bonds, at fair value (amortized cost:$572,063 in 2002 and $513,926 in 2001)	$594,071	$507,292
Preferred stocks, at fair value (amortized cost: $9,791 in 2002 and $9,939 in 2001)	9,815	9,716
Total investment securities	603,886	517,008
Cash and cash equivalents	34,777	12,278
Accounts receivable, net of allowance for doubtful accounts of $548 in 2002 and $226 in 2001	122,005	118,244
Accrued investment income	6,812	5,958
Taxes receivable	1,546	4,224
Receivable from reinsurers related to paid loss and loss adjustment expenses	40,886	38,454
Receivable from reinsurers related to unpaid loss and loss adjustment expenses	66,661	75,179
Prepaid reinsurance premiums	30,967	23,121
Deferred policy acquisition costs	36,992	31,598
Deferred income taxes	6,245	18,141
Equipment and leasehold improvements, net	642	10
Deferred debt issuance costs	325	2,679
Equity and deposits in pools	24,983	11,720
Other assets	1,869	560
Total assets	$978,596	$859,174

Liabilities
Loss and loss adjustment expense reserves	$333,297	$302,556
Unearned premium reserves	271,998	235,794
Accounts payable and accrued liabilities	33,222	43,478
Outstanding claims drafts	19,391	19,015
Payable for securities	18,814	—
Payable to reinsurers	36,666	27,129
Capital lease obligations	—	40
Debt	19,956	99,500
Total liabilities	733,344	727,512

Mandatorily redeemable preferred stock	—	22,680
Commitments and contingencies
Stockholders’ equity
Common stock: $0.01 par value; 9,296,000 shares authorized; and 5,810,000 outstanding	—	58
Common stock: $0.01 par value; 30,000,000 shares authorized; and 15,259,991 outstanding	153	—
Additional paid-in capital	110,632	2,442
Accumulated other comprehensive income (loss), net of taxes	14,321	(4,457)
Promissory notes receivable from management	(737)	(702)
Retained earnings	120,883	111,641
Total stockholders’ equity	245,252	108,982
Total liabilities, mandatorily redeemable preferred stock and stockholders’ equity	$978,596	$859,174

Safety Insurance Group, Inc.

Consolidated Statements of Operations and Comprehensive Income

(Dollars in thousands, except per share and share amounts)

	Successor	Successor	Predecessor	Predecessor
	Year Ended December 31,	October 16- December 31,	January 1- October 15,	Year Ended December 31,
	2002	2001	2001	2000
Premiums earned, net	$489,256	$100,175	$347,098	$381,413
Investment income	26,142	5,359	22,246	26,889
Net realized losses on sales of investments	(277)	(4,284)	(766)	(1,246)
Finance and other service income	14,168	2,546	9,260	10,514
Total income	529,289	103,796	377,838	417,570
Losses and loss adjustment expenses	375,178	75,559	276,383	275,139
Underwriting, operating and related expenses	128,866	29,808	87,998	113,425
Transaction expenses	—	3,874	5,605	406
Other expenses	6,250	—	—	—
Interest expense	7,254	1,823	550	1,071
Total expenses	517,548	111,064	370,536	390,041
Income (loss) before income taxes	11,741	(7,268)	7,302	27,529
Income tax expense (benefit)	1,280	(1,666)	1,678	8,255
Net income (loss) before extraordinary item and preferred stock dividends	10,461	(5,602)	5,624	19,274
Excess of fair value of acquired net assets over cost	—	117,523	—	—
Net income before preferred stock dividend	10,461	111,921	5,624	19,274
Changes in unrealized gains for investment held, net	18,598	(7,241)	6,099	10,573
Reclassification adjustment for gains included in net income, net	180	2,784	498	810
Comprehensive net income	$29,239	$107,464	$12,221	$30,657
Computation of net income available to common stockholders:
Net income before preferred stock dividend	10,461	111,921	5,624	19,274
Dividends on mandatorily redeemable preferred stock	(1,219)	(280)	—	—
Net income available to common stockholders	$9,242	$111,641	$5,624	$19,274

Earnings (loss) per common share:
Net income (loss) available to common stockholders before extraordinary item
Basic	$1.44	$(1.07)	$6.26	$22.50
Diluted	$1.38	$(1.07)	$6.26	$22.50

Extraordinary item
Basic and diluted	$—	$21.29	$—	$—

Net income available to common stockholders
Basic	$1.44	$20.23	$6.26	$22.50
Diluted	$1.38	$20.23	$6.26	$22.50

Weighted average number of common shares outstanding
Basic	6,433,786	5,519,500	898,300	856,800
Diluted	6,699,338	5,810,000	898,300	856,800

Safety Insurance Group, Inc.

Summary of Adjusted After-Tax Operating Income

In managing our business, one measure we use to evaluate our performance is our adjusted after-tax operating income. In calculating these amounts, we start with our reported generally accepted accounting principles (“GAAP”) net income available to common stockholders and exclude net realized investment gains/(losses) and certain other items that we do not believe reflect overall operating trends. The size and timing of realized investment gains/(losses) are often subject to management’s discretion.  The other excluded items are related to costs incurred as a result of our prior ownership structure (predecessor) and certain other items that are not expected to recur, primarily comprised of a $117.5 million extraordinary gain for the excess of fair value of acquired net assets over cost. While some of these items may be significant components of our GAAP net income, we believe that adjusted operating income is an appropriate measure that is more reflective of the net income attributable to the ongoing operations of the business.

Items are excluded from adjusted after-tax operating income based on management’s judgment after a thorough review of our results of operations for the relevant period. Because discretion is exercised in compiling these amounts, adjusted operating income is an imperfect measure of operating trends, and inconsistencies may exist in the adjustments made by management. Adjusted after-tax operating income is not a substitute for net income determined in accordance with GAAP, and investors should not place undue reliance on this measure.  Our adjusted after-tax operating income may be different from similarly titled measures of other companies. The following are the adjustments we made to GAAP net income to arrive at adjusted after-tax operating income.

	Successor	Successor	Predecessor	Predecessor
	Year Ended December 31,	October 16- December 31,	January 1- October 15,	Year Ended December 31,
	2002	2001	2001	2000
	(Dollars in thousands)
Adjusted after-tax operating income available to common stockholders	$15,145	$1,718	$14,294	$29,375

Adjustments
Net realized losses on sales of investments	(180)	(2,785)	(498)	(810)
Extraordinary gain(1)	—	117,523	—	—
Employee stock ownership plan/supplemental executive stock ownership plan compensation expenses(2)	—	—	(2,180)	(6,371)
Chairman salary and bonus(3)	—	—	(1,300)	(1,960)
Transaction expense(4)	—	(3,874)	(4,334)	(264)
Interest expense(2)	—	—	(358)	(696)
TJC management fees(5)	(3,415)	(136)	—	—
Put and call options on shares held by management(6)	(2,909)	(805)	—	—
Changes in tax estimates	601	—	—	—
Total after-tax adjustments	(5,903)	109,923	(8,670)	(10,101)

GAAP reported:
Net income available to common stockholders	$9,242	$111,641	$5,624	$19,274

(1) Represents extraordinary gain related to the excess of the estimated fair value of net assets over the purchase price in connection with the Acquisition in accordance with FAS 141, Business Combinations.

(2) Represents interest and other expenses related to the elimination of employee stock ownership plan and supplemental executive stock ownership plan compensation expenses incurred during the predecessor period. We established these plans in 1995 under our prior majority owner. These plans represented a much larger retirement benefit than was provided prior to their implementation or that has been provided under our 401(k) plan since January 1, 2002. We do not believe that expenses of a comparable magnitude will be needed to attract and motivate our employees in the future. Accordingly, management believes that this adjustment is appropriate.  401(k) expenses incurred were $567 and $0 for the years ended December 31, 2002 and 2001, respectively.  Further, $4,715 and $1,185 of after-tax interest expense, and $1,463 and $0 of after-tax unamortized deferred debt issuance costs expensed related to outstanding debt from the Acquisition for the years ended December 31, 2002 and 2001, respectively, have not been added back to GAAP net income available to common stockholders in determining adjusted after-tax operating income available to common stockholders.

(3) Represents salary and bonus paid to our former owner. Management believes that this adjustment is appropriate because of the limited role our former owner played in our operations, and the fact that he did not participate in day-to-day decisions following late 1998 and the appointment of David Brussard as our President and Chief Executive Officer in January 1999. In addition, no comparable expense has been incurred since the Acquisition, and no need to hire an additional person to fill this function is foreseen.

(4) Represents transaction expenses incurred in connection with the Acquisition.

(5) Represents TJC Management fee expense. These fees are related to services that will no longer be provided after the IPO. We have agreed to terminate this aspect of our management consulting agreement with TJC Management for several reasons, including the ability of our current management to perform the equivalent functions following the IPO. We do not expect to hire additional employees or retain a new consultant on an annual or other periodic fee basis to perform these services following the IPO. We will still be required to pay fees to TJC Management in connection with consulting services they render on certain purchase, sale and financing transactions.

(6) Represents compensation expenses related to put and call options on shares held by management. These options terminated upon completion of the IPO.